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                 July 7, 2005

                 Bernard Chaus, Inc.
                 530 Seventh Avenue
                 New York, New York 10018

BOSTON           Ladies and Gentlemen:

BRUSSELS              On the date hereof, Bernard Chaus, Inc., a New York
                 corporation (the "Company"), intends to transmit for filing
CHARLOTTE        with the Securities and Exchange Commission (the "Commission"),
                 a Registration Statement under the Securities Act of 1933, as
FRANKFURT        amended (the "Act"), on Form S-8 (the "Registration
                 Statement"), relating to 5,038,409 shares (the "Shares") of
HARRISBURG       common stock, par value $.01 per share (the "Common Stock"), of the Company, which are being offered pursuant to the Bernard
HARTFORD         Chaus, Inc. 1998 Stock Option Plan, as amended to date (the
                 "Plan"). Together with the 2,711,591 shares registered under a
LONDON           Registration Statement on Form S-8 (Registration No. 333-56257)
                 the Plan covers an aggregate of 7,500,000 shares of Common
LUXEMBOURG       Stock. This opinion is an exhibit to the Registration
                 Statement.
MUNICH
                      We have at times acted as special counsel to the Company
NEW YORK         in connection with certain corporate and securities matters, and in such capacity we are familiar with the various corporate
NEWPORT BEACH    and other proceedings relating to the proposed offer and sale of the Shares as contemplated by the Registration Statement.
PALO ALTO
                      In connection with this opinion, we have examined and are
PARIS            familiar with originals or copies, certified or otherwise
                 identified to our satisfaction, of (i) the Certificate of
PHILADELPHIA     Incorporation of the Company as presently in effect, (ii) the
                 Company's By-Laws as presently in effect, (iii) minutes and
PRINCETON        other instruments evidencing actions taken by the Company's directors and stockholders, (iv) the Plan and (v) the form of
SAN FRANCISCO    option agreements, which we understand will be used by the
                 Company in connection with grants under the Plan. In our
WASHINGTON       examination of all such agreements, documents, certificates and instruments, we have assumed the genuineness of all signatures, the authenticity of all agreements, documents, certificates and instruments submitted to us as originals and the conformity with the originals of all agreements, documents, certificates and instruments submitted to us as certified, conformed or photostatic copies. Insofar as this opinion relates to
                 securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance will be the same as such laws, rules and
                 regulations in effect as of the date hereof.

July 7, 2005

     Our opinion herein is based solely upon the Business Corporation Law of the
State of New York, and we express no opinion with respect to any other laws
(including, without limitation, the application of the securities or "Blue Sky"
laws of any state to the offer and/or sale of the Shares).

     Based on the foregoing, and subject to and in reliance upon the accuracy and completeness of the information relevant thereto provided to us, it is our opinion that the Shares have been duly authorized, and (subject to the effectiveness of the Registration Statement and compliance with applicable state laws (including securities laws) of the states in which the Shares may be offered and sold), when issued in accordance with the terms of the Plan and any applicable option agreement for options issued thereunder, will be legally and validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement and as an exhibit to any filing made by the Company under the securities or other laws of any state of the United States in which the
Shares may be offered and sold. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

     This opinion is furnished to you in connection with the filing of the
Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose, except as expressly provided in the preceding paragraph, without our express written consent. This opinion is rendered to you as of the date hereof, and we undertake no obligation to advise you of any change in any applicable law or in facts or circumstances which might affect any matters or opinions set forth herein.

                                                     Very truly yours,

                                                     /s/ DECHERT LLP